Exhibit 10.15

AGREEMENT

By and Between

HIGHWOODS REALTY LIMITED PARTNERSHIP,

A North Carolina Limited Partnership

and

JOHN L. TURNER, SR. and

ROBERT GOLDMAN,

and

Allman Spry Leggett & Crumpler, P.A.

as Escrow Agent

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Entire Agreement	33
Construction	33
Applicable Law	33
Severability	33
Waiver of Covenants, Conditions and Remedies	33
Exhibits	33
Amendment	33
Relationship of Parties	34
Assignment	34
Further Acts	34
No Recording; Actions to Clear Title	34
Broker Commissions	34
Notices	35
Press Releases	36
Definition of Agreement Date	36
Exhibit A - Property Description
Exhibit B - Personal Property
Exhibit B-1 - Excluded Personal Property
Exhibit C - Leases
Exhibit C-1 - Service Maintenance Contracts
Exhibit D – Permitted Exceptions
Exhibit E – Tenant Estoppel Certificate
Exhibit F - Form of Assignment of Leases

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STATE OF NORTH CAROLINA

AGREEMENT

COUNTY OF FORSYTH

THIS AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of January, 2005, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina Limited Partnership (“Highwoods”) and JOHN L. TURNER, SR. and ROBERT GOLDMAN, (the “Distributees”) and Allman Spry Leggett & Crumpler, P.A. (“Escrow Agent”).

WITNESSETH :

WHEREAS, the Distributees are limited partners in Highwoods and the Distributees and Highwoods have agreed that Highwoods will make a current “in-kind” distribution of property to the Distributees in reduction of the Distributees’ capital interest in Highwoods. It is intended that Highwoods’ distribution of property to the Distributees will be a non-taxable distribution of property pursuant to Section 731(a) of the Internal Code 1986 as amended.

WHEREAS, Highwoods and the Distributees desire to enter into this Agreement to incorporate all prior negotiations and dealings of the parties with respect to the transaction contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the payment of earnest money, and other good and valuable consideration, receipt of which is hereby acknowledged by Highwoods, the parties hereto agree as follows:

1. AGREEMENT TO MAKE PARTNERSHIP DISTRIBUTION. Highwoods agrees to distribute, assign and convey to the Distributees, and the Distributees agree to accept such distribution and conveyance from Highwoods, of all that Property as defined and described in Section 2 hereof. The distribution by Highwoods to each Distributee as described above shall consist of a fifty percent (50%) undivided interest in the Land, as defined below, as tenant in common with the other Distributee and a fifty percent (50%) interest in all of the remaining Property not constituting real estate.

2. DESCRIPTION OF SUBJECT PROPERTY. The property owned by Highwoods which is the subject of this Agreement is as follows:

(a) that tract containing approximately 14.2247 acres of land and being described on Exhibit A (attached hereto and incorporated herein by reference), together with all right-of-ways and easements appurtenant thereto (said tract being commonly known as 3928 Westpoint Boulevard, Winston-Salem, North Carolina and being hereinafter referred to as the “Land”).

(b) All of Highwoods’ right, title and interest in and to all rights, privileges, and easements appurtenant to the Land, including all water rights, rights-of-way, roadways, parking areas, roadbeds, alleyways and reversions or other appurtenances used in connection with the beneficial use of the Land.

(c) All improvements, buildings, structures, related amenities and fixtures located on the Land and owned by Highwoods including, without limitation, that warehouse building containing approximately 240,879000 square feet (hereinafter referred to as the “Building”), any and all other buildings, structures and amenities currently located on the Land, all fixtures, apparatus, equipment, vaults, machinery and built-in appliances used in connection with the operation and occupancy of the Land such as heating and air conditioning systems, electrical systems, plumbing systems, sprinkler and other fire protection and life safety systems, refrigeration, ventilation, or other facilities or services on the Land (all of which are together hereinafter called the “Improvements”).

(d) Except as hereinafter set forth, all personal property to be described on Exhibit B pursuant to Section 4(b) hereof located on or in or used exclusively in connection with the Land and Improvements and owned by Highwoods and used or usable in the operation of the Property (as defined below) including, without limitation, fittings, appliances, shades, furniture, furnishings, and other furnishings or items of personal property used or usable in connection with the Building’s HVAC systems, but excluding all personal property located on the Land or in the Building owned by the tenant thereof or contractors who provide service to the Building or is not otherwise owned by Highwoods (hereinafter called the “Personal Property”). Notwithstanding the above, the Personal Property being purchased hereby shall not include those items of Personal Property described on Exhibit B-1, attached hereto and incorporated herein by reference. After the date of this Agreement, Highwoods shall not remove any Personal Property from the Building, Land or Improvements without the prior written consent of The Distributees.

(e) All of Highwoods’ interest, if any, in the intangible property now or hereafter owned by Highwoods and used or usable in connection with the Property, Land, Improvements or Personal Property, that lease of the Building set forth on Exhibit C (the “Lease”), ground leases, subleases, prepaid rent, security deposits, contract rights, escrow deposits, utility agreements, guaranties, warranties, zoning rights or other rights related to the ownership of or use and operation of said Property, but excluding the rights to use the trade style name Highwoods Properties, and derivations thereof and any other trademarks used in connection therewith. A list of the service, maintenance and/or management contracts affecting or relating to the Property (the “Service Contracts”), some of which The Distributees may agree to assume prior to Closing, and all guaranties and warranties relating to the Property which are assignable together with a description of all pertinent terms and provisions of such Service Contracts, guaranties and warranties shall be set forth in Exhibit C-1 and attached hereto prior to Closing. All Service Contracts that are not assumed by The Distributees shall be terminated at or before Closing.

All of the items of property described in Subsections (a), (b), (c), (d) and (e) above are hereinafter collectively called the “Property.”

It is hereby acknowledged by the Distributees that Highwoods shall not convey to the Distributees claims relating to any real property tax refunds or rebates for periods occurring prior to Closing, (as hereinafter defined), existing insurance claims and any existing claims against the Tenant or former tenants of the Property related to claims or causes of actions which arise prior to the Closing Date, which claims shall be reserved by Highwoods.

3. REDUCTION OF THE DISTRIBUTEES’ CAPITAL INTEREST IN HIGHWOODS.

Subject to the terms and conditions of this Agreement, the Distributees agree that their capital interest in Highwoods shall be reduced by Three Million One Hundred Twelve Thousand Five Hundred and No/100 Dollars ($3,112,500) each, that is Six Million Two Hundred Twenty-Five Thousand and No/100 Dollars ($6,225,000) in the aggregate, (subject to prorations and adjustments as described herein) as the result of the distribution of the Property by Highwoods to the Distributees. This reduction in each Distributees’ capital interest in Highwoods shall occur by the redemption from each Distributee of that number of partnership units owned by each Distributee in Highwoods (the “Partnership Units”) determined by dividing $3,112,500 by the average of the closing prices of the common stock of Highwoods Properties, Inc. (Highwoods’ general partner) as listed on the New York Stock Exchange on the ten (10) business days immediately preceding the date of the Closing of the transaction contemplated by this Agreement.

(a) Binder Deposit and Escrow Agent’s Duties and Rights. Within five (5) business days after the full execution of this Agreement, the Distributees shall pay and deliver to the Escrow Agent in United States currency the sum of Forty Thousand and No/100 Dollars ($40,000.00) as a binder deposit (such amount, together with all interest earned thereon, being referred to herein as the “Binder Deposit”). Escrow Agent shall hold the Binder Deposit in trust for the mutual benefit of the parties, subject to the following terms and conditions:

(i) Escrow Agent shall deposit the Binder Deposit in an interest bearing account in an institution as directed by the Distributees, and reasonably acceptable to Highwoods, in Winston-Salem, North Carolina. The Binder Deposit, plus all accrued interest thereon, shall be returned to the Distributees at the Closing of this transaction. Otherwise, the Binder Deposit shall be delivered by Escrow Agent to Highwoods or refunded by Escrow Agent to the Distributees in accordance with the terms of this Agreement.

(ii) In the event the transaction contemplated by this Agreement is not closed solely because of any default on the part of Highwoods, or if any of the conditions precedent set forth in Section 6 fail to be satisfied at Closing, or if the Distributees terminate their obligations as allowed herein pursuant to any other provision of this Agreement, then the Escrow Agent shall pay to the Distributees the Binder Deposit, including interest which has accrued thereon. To allow the interest bearing account to be opened, the Distributees’ and Highwoods’ tax identification numbers are set forth below their signatures at the end of this Agreement. Escrow Agent is executing this Agreement to acknowledge Escrow Agent’s responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. No such amendment shall be binding on the Escrow Agent unless it has been signed by the Escrow Agent. Escrow Agent shall accept the Binder Deposit with the understanding of the parties that Escrow Agent is not a party to the Agreement except to the extent of its specific responsibilities hereunder; and does not assume or have any liability for the performance or non-performances of Highwoods or the Distributees hereunder to either of them.

(iii) In the event the transaction contemplated by this Agreement is not closed solely because of any default on the part of the Distributees, then the Escrow Agent shall pay to Highwoods the Binder Deposit including interest which has accrued thereon, and, except for the Distributees’ Continuing Indemnification Obligations (as defined in Section 4(f) below), such payment shall be the Distributees’ only liability to Highwoods as the result of such breach and shall be considered liquidated damages, as Highwoods’ actual damages as a result of the Distributees’ breach of its obligation hereunder shall be difficult, if not impossible, to ascertain.

(iv) Within two (2) days after execution of this Agreement, the Distributees and Highwoods shall deposit a copy of this Agreement executed by them with Escrow Agent, and, upon receipt of the Binder Deposit from the Distributees, Escrow Agent shall immediately execute this agreement where provided below. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for the Distributees and Highwoods shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Highwoods and the Distributees.

(v) Escrow Agent shall hold the Binder Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

(A) Escrow Agent’s duties hereunder shall be limited to investing, administering and disbursing the Binder Deposit, and Escrow Agent shall have no additional duties or responsibilities hereunder (in its role as Escrow Agent) in connection with the Closing. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

(B) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes of any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement.

(C) Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Highwoods and the Distributees shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Highwoods and the Distributees shall indemnify Escrow Agent against any and all expenses including reasonable attorney’s fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

(D) If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

(E) Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

(F) The Escrow Agent may in its sole discretion resign by giving thirty (30) days’ written notice thereof to the Distributees and Highwoods. The Distributees and Highwoods shall furnish to the Escrow Agent written instructions for the release of the escrow funds and escrow documents in such event. If the Escrow Agent shall not have received such written instructions, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, and upon such appointment deliver the escrow funds and escrow documents to such successor.

(G) If costs and expenses (including attorneys’ fees) are incurred by Escrow Agent because of litigation of any dispute between Highwoods and the Distributees arising out of the holding of the Binder Deposit, the non-prevailing party (i.e., either Highwoods or the Distributees) shall reimburse Escrow Agent for such reasonable costs and expenses incurred. Highwoods and the Distributees hereby agree and acknowledge that Escrow Agent assumes no liability in connection with the holding or investment of the Binder Deposit pursuant hereto, except for the negligence or willful misconduct of Escrow Agent and its employees and agents. Escrow Agent shall not be responsible for the validity, correctness or genuineness of any document or notice referred to herein; and, in the event of any dispute under this Agreement relating to the disposition of the Binder Deposit, Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken in good faith in accordance with the opinion of Escrow Agent’s counsel.

(H) Escrow Agent’s address for purpose of mailing or delivering documents and notices hereunder is as follows:

Allman Spry Leggett & Crumpler, P.A.
380 Knollwood Street, Suite 700
Winston-Salem, NC 27103-4152
Attention: Thomas T. Crumpler, Esquire
Telephone: (336) 722-2300
Telecopier: (336) 721-0414

Provisions with respect to notices set forth herein shall apply with respect to notices given by or to Escrow Agent hereunder.

4. ACTIONS PENDING CLOSING.

(a) Survey and Plans. The Distributees may cause to be secured and delivered to the Distributees prior to the end of the Review Period (as defined in Section 4(g) below) a current physical and boundary survey (the “Survey”) of the Land and Improvements prepared by a North Carolina registered land surveyor or licensed engineer which shall be certified to the Distributees which shall contain such documentation and certifications as the Title Company (as defined in Section 5[a]) may require. The Distributees agree to pay for the cost of the Survey. The Survey shall be used for a description of the Land contained in the deed of conveyance of the Land from Highwoods to the Distributees and in all other documents related to this transaction which require a legal description [including, without limitation, such description as is required for the Title Policies described under Section 5(a)]. In the event the Survey reveals anything which materially or adversely affects the Property in the sole reasonable discretion of the Distributees, the Distributees shall give notice to Highwoods of those matters objected to by the Distributees in the Survey prior to the last day of the Review Period. Highwoods shall then have the right, but not the obligation, for a period of ten (10) business days to cure any defects or objectionable matters specified by the Distributees. In the event that Highwoods fails or is unwilling to cure such defects to the reasonable satisfaction of the Distributees’ counsel at Highwoods’ sole cost and expense, the Distributees may proceed to a Closing subject to the defect, or by written notice to Highwoods, terminate this Agreement and receive a refund of the Binder Deposit, or otherwise allow this Agreement to expire.

(b) Initial Delivery of Documentation. At the time of the execution of this Agreement or within five (5) business days thereafter, Highwoods shall provide to the Distributees the following: (i) a list of all the personal property described in Section 2 above which shall be attached hereto as Exhibit B, (ii) true, correct and complete copies of all service, maintenance, utility and other contracts related to the Property, including any warranties or guaranties, a list of which shall be attached hereto as Exhibit C-1, (iii) all title information related to the Land in Highwoods’ possession or available to Highwoods including but not limited to, title insurance policies, attorney’s opinions on title and existing surveys, (iv) all environmental, engineering or similar reports and drawing/specifications relating to the Land, Building or Improvements in Highwoods’ possession, (v) a true, correct and complete copy of the Lease and any amendments or guaranties of such Lease, (vi) all income and expense records related to the Property for the year 2003 and 2004; and (vii) a current rent roll of the Building. To the knowledge of Highwoods, the information to be delivered to the Distributees pursuant to this subsection is true and correct in every material respect.

(c) Access to the Property. Subject to Section 4(f) of this Agreement, Highwoods shall give the Distributees and its agents, engineers and other representatives, reasonable access to the Property.

(d) Matters of Title. If any objection to the Title Report (as defined in Section 5[a] hereof) or the Survey (or existing survey(s), if applicable) is identified by the Distributees, Highwoods shall use its commercially reasonable efforts to resolve such objection to the Distributees’ satisfaction provided the cost of such resolution does not exceed Twenty-Fifty Thousand and No/100 Dollars ($25,000). In the event that Highwoods cannot or refuses to cure an objection to the Title Report or the Survey (or existing survey[s]) which remains unacceptable to the Distributees, then and in that event, the Distributees may terminate this Agreement without any further claim or obligation of any kind to Highwoods, except for the Distributees’ Continuing Indemnification Obligation (as defined in Section 4(f) below) or in the alternative, consummate the Closing in accordance with the terms of Section 5(a) below.

(e) Environmental Assessments. Prior to Closing, the Distributees at their sole expense, and upon reasonable notice to Highwoods, may cause to be undertaken and completed a current Phase I Environmental Site Assessment of the Land (the “Environmental Assessment”). The Environmental Assessment shall be performed by environmental inspection and engineering firms selected by the Distributees. The Distributees shall determine from the Environmental Assessment and from such other information available to the Distributees, in its sole discretion, whether or not the Property is likely to be contaminated by hazardous or toxic waste, substances or materials (including but not limited to, asbestos, PCB’s or petroleum products) as defined under any applicable federal, state or local laws, statutes, orders, rules, regulations, permits or approvals. In the event that contamination or any other adverse environmental condition is found to likely exist at the Property, or in the event that such Environmental Assessment recommends additional testing and Highwoods refuses to consent to such testing (which consent may be withheld by Highwoods in its sole discretion), the Distributees reserves the right to terminate this Agreement and receive a refund of the Binder Deposit. If Highwoods withholds its consent for the Distributees to do additional environmental testing of the Land, and the Distributees terminate this Agreement as the result thereof, Highwoods will pay to the Distributees its due diligence costs reasonably incurred during the Review Period, and any fees forfeited by the Distributees to its lender as the result of the Distributees’ termination of this Agreement as the result of Highwoods refusal to allow the Distributees to conduct further environmental tests of the Land. Highwoods has no obligation to the Distributees to remediate any environmental contamination on the Land discovered by the Distributees or the Distributees’ engineers. As stated above, the Distributees will not conduct a Phase II Environmental Assessment of the Property without Highwoods’ written consent, which consent may be withheld in Highwoods sole discretion.

(f) Investigation Rights. From the Agreement Date until such time as this Agreement is either settled or terminated, the Distributees, the Distributees’ authorized agents, employees, consultants, architects, engineers and contractors, as well as others authorized by the Distributees, shall have access to the Property and shall be entitled to enter upon the Property and make such surveying, architectural, engineering, topographical, geological, soil, subsurface, environmental, water drainage, traffic, and other studies related to the availability of water, sewer, natural gas, and other utility services in sufficient quantities to meet the Distributees’ requirements and such other investigations, inspections, evaluations, studies, tests and measurements (collectively, the “Investigations”) as the Distributees deems necessary or advisable. Provided, however, the Distributees’ rights hereunder to conduct Investigations shall be subject to the following requirements and limitations: (i) any entry upon the Property by the Distributees, the Distributees’ authorized agents and employees, as well as others authorized by the Distributees shall require at least twenty-four (24) hours advance notice to Highwoods of the date and time of the entry and the specific Investigations to be conducted in connection with the entry, (ii) the Investigations shall not result in any adverse change to the physical characteristics of the Property (and the Distributees shall be obligated to completely repair and restore any damage to the Property resulting from the Investigations), and (iii) the Investigations will not substantially or adversely interfere with the rights of the tenant in the Building to use and enjoy its leased space therein according to its Lease thereof. The Distributees agree to indemnify and hold Highwoods harmless from and against any and all claims, costs, expenses, and liabilities, including reasonable attorneys’ fees, arising out of claims for injury, including death, to persons or physical injury to property resulting from the Investigations (hereinafter the “The Distributees’ Continuing Indemnification Obligations”); provided, however, the Distributees shall not be obligated to indemnify Highwoods from and against any claims, costs, expenses, and liabilities caused by or arising out of the acts or omissions of Highwoods or Highwoods’ employees, representatives or agents, or from the presence or release of Hazardous Substances (as defined in Section 5(c) herein) not introduced onto the Property by the Distributees or the Distributees’ authorized agents and employees or other entities conducting the Investigations. Highwoods shall be entitled to have one or more representatives present to observe the Investigations on the Property. The Distributees shall not be entitled to conduct any environmental Investigations on the Property beyond a Phase I environmental site assessment

(i.e. no sampling, drilling, etc.) without first obtaining Highwoods’ prior written consent, which consent may be withheld by Highwoods, in Highwoods’ sole discretion. Notwithstanding any term or provision herein to the contrary, the provisions in this Agreement [including in this Section 4(f)] relating to the Investigations shall apply to all Investigations conducted by the Distributess and the Distributees’ authorized agents, employees, consultants, architects, engineers and contractors both prior to the Agreement Date and from and after the Agreement Date.

The Distributees will remain responsible and liable to Highwoods for the Continuing Indemnification Obligations and the full amount of actual damages suffered by Highwoods resulting from the Distributees’ Investigation after the completion of the Closing hereunder, the termination of this Agreement by the Distributees or Highwoods or a default by the Distributees under this Agreement.

(g) Termination Rights: Review Period. The Distributees shall have the unqualified right, in the Distributees’ sole and absolute discretion, to terminate this Agreement by giving written notice of such election at any time from the Agreement Date until 5:00 p.m. Eastern Standard time on the January 30, 2005 (30th) (such period of time until January 30, 2005 being referred to herein as the “Review Period”). In the event the Distributees properly and timely terminates this Agreement pursuant to this Section 4(g); Escrow Agent shall promptly refund all but One Hundred and No/100 Dollars ($100) of the Binder Deposit to the Distributees (such $100 payment to Highwoods being the consideration paid by the Distributees for the right to terminate this Agreement pursuant to this Section 4(g)), whereupon the parties hereto shall have no further rights, obligation or liabilities to each other hereunder, except for the Distributees’ Continuing Indemnification Obligations. Time is of the essence with respect to this right to terminate. The failure of the Distributees to provide such notice of termination prior to the expiration of the Review Period shall be deemed conclusively a waiver of the Distributees’ termination rights under this Section 4(g); and in such event, except in the case of a default by Highwoods hereunder (which shall be governed by the terms of Section 8 herein) or failure of any condition precedent to the Distributees’ obligation to close, and except in the event of the termination of this Agreement by either party pursuant to any specific termination right set forth herein which requires the return of the Binder Deposit to the Distributees, the Binder Deposit shall be deemed for all purposes under this Agreement to be nonrefundable to the Distributees and “earned” by Highwoods.

(h)	Highwoods’ Removal of Property From Market. Until the end of the Review Period, or earlier termination of this Agreement, Highwoods shall remove the Property from the market and not have discussions with prospective purchasers thereof, and will not solicit or accept any offers, whether or not binding, regarding the Property during the Review Period and thereafter until the Closing of the transaction contemplated hereby occurs or until the earlier termination of this Agreement.

5. ADDITIONAL AGREEMENTS OF THE PARTIES.

(a) Title to the Property. At the Closing, Highwoods shall deliver to the Distributees a limited warranty deed in form and content satisfactory to the Distributees’ counsel with transfer tax, if any, paid at Highwoods’ expense, conveying to the Distributees a good, indefeasible, fee simple title to the Land, its appurtenances and Improvements, said title to be insurable both as to fee and marketability at regular rates by Chicago Title Insurance Company (the “Title Company”), subject only to those matters enumerated in Section 5(b)(i)-(vi) below (“Permitted Exceptions”). Prior to the end of the Review Period, the Distributees shall procure from HPI Title Agency, LLC, at the Distributees’ cost, a current title commitment for title insurance issued by the Title Company showing the condition of title to the Land, its appurtenances and Improvements (the “Title Report”). If, prior to the end of the Review Period, the Distributees disapproves of any matter of title contained in the Title Report, the Distributees may then elect to provide written notice of the Distributees’ disapproval of the same to Highwoods (those disapproved title matters as so identified by the Distributees are hereinafter called the “Disapproved Exceptions”). Highwoods agrees to commit its commercially reasonable efforts to remove any Disapproved Exception, provided the cost thereof does not exceed Twenty-Five Thousand and No/100 Dollars ($25,000). However, in the event that as provided in Sections 4(a) and (d) above, the Distributees proceed to and consummate the Closing subject to a Disapproved Exception, such Disapproved Exception shall then be deemed to be a Permitted Exception. Any expenses incurred in obtaining such title insurance commitment (including, without limitation, those incurred by an attorney in conducting the necessary title search) shall be borne by the Distributees. The title insurance premium for the title insurance policy issued by the Title Company pursuant to the title commitment (the “Title Policy”) shall be borne by the Distributees. The Title Policy shall provide full coverage against mechanics’ or materialmen’s liens, shall commit full survey coverage (if the Distributees procure a Survey of the Land) and such other coverages and endorsements as shall be reasonably required by the Distributees. If the Distributees request any endorsements to the Title Policy, the Distributees will be responsible for the cost attributable thereto.

The Distributees may, at or prior to Closing, notify Highwoods in writing (the “Gap Notice”) of any objections to title raised by the Distributees’ Counsel or the Title Company between the issuance of the Title Report and the Closing, which did not exist as of the date of the issuance of the Title Report (“New Encumbrances”). If the Distributees sends a Gap Notice to Highwoods, but the New Encumbrance is the result of some act that is beyond the control of Highwoods, then the Distributees and Highwoods shall have the same rights and obligations with respect to such notice as apply to a Disapproved Exception under Sections 5(a) and 5(b) hereof. However, in the event the New Encumbrance results from any action or omission of Highwoods (with the exception of New Encumbrances which can be cured by a monetary payment which the Distributees have, and shall have, the absolute right of making such payment and reducing by a like amount the value of the Distributees’ capital interest in Highwoods, to be reduced as a result of this transaction), the Distributees shall be entitled to terminate this Agreement, receive a refund of the Binder Deposit, and reimbursement from Highwoods of the costs, fees and expenses incurred by the Distributees related to this Agreement and the Property.

(b) Permitted Exceptions. The Land, its appurtenances and the Improvements shall be conveyed by Highwoods to the Distributees free and clear of all liens, encumbrances, claims, rights-of-way, easements, leases, restrictions and restrictive covenants, except the following Permitted Exceptions:

(i) Public utility easements and rights-of-way in customary form, so long as no Improvements are located thereon and they do not interfere with the use of the Property for office, warehouse and related commercial purposes permitted by the Lease or materially affect the value of the Property;

(ii) Zoning and building laws or ordinances, provided they do not prohibit the use of the Property for office, warehouse and related commercial purposes permitted by the Lease and so long as the Property is in compliance with same;

(iii) Ad valorem real estate taxes for any year in which they are not yet due and payable as of the date of Closing; and

(iv) Those matters which the Distributees have elected to accept;

(v) Items shown on the Survey and not objected to by the Distributees or waived by the Distributees in accordance with Section 4(a) hereof.

(vi) Those Permitted Exceptions listed on Exhibit D, so long as they to not interfere with the use of the Property for office, warehouse and related commercial purposes permitted by the Lease or materially affect the value of the Property.

If, in the opinion of the Distributees’ counsel, the Distributees are not able to procure an owner’s title insurance commitment from the Title Company prior to Closing, complying with the requirements of this Section 5, the Distributees shall have the option of taking title “as is” and consummating the Closing, or terminating this Agreement. Notwithstanding any other provision contained herein to the contrary, if the title defect(s) which may include, without limitation, a Disapproved Exception, is a mortgage, lien, judgment, assessment, unpaid taxes or tax which can be cured by a monetary payment (and with respect to which affirmative title insurance coverage is not available at the Title Company’s standard rates) the Distributees have, and shall have, the absolute right of making such payment and reducing by a like amount the value of the capital interest of the Distributees in Highwoods to be reduced as a result of this transaction.

(c) Representations and Warranties of Highwoods. Highwoods hereby makes the following representations and warranties to the Distributees:

(i) There are no options to purchase the Property which are effective, nor has Highwoods previously entered into any contract of sale of the Property with a party other than the Distributees which is presently effective. After the date hereof and until Closing, or until this Agreement is otherwise terminated, Highwoods will not enter into any agreement or contract or negotiate with any party other than the Distributees with respect to the sale of the Property, nor, will Highwoods pledge or assign any right, title, interest in or to the Property or any part thereof to any person or entity.

(ii) All bills and claims for labor performed and services and materials furnished to or for the benefit of the Property have been or will be paid in full by Closing, and there are no mechanics’ liens or materialmen’s liens on or affecting the Property. If any mechanics’ or materialmen’s lien is filed on or affecting the Property for work, labor or materials, Highwoods shall indemnify and save the Distributees harmless from, or bond over, such lien and cause the Title Company to eliminate any exception therefor from the Title Policy issued to the Distributees.

(iii) As of the date of the Agreement, except as otherwise set forth on Exhibit C, there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in any of the Property or that otherwise give rights with regard to use of any portions of any of the Property and except as set forth on Exhibit C-1, there are no commissions due with respect to any such lease, sublease, etc., nor, except as set forth on Exhibit C-1, will any commissions be due in connection with the renewal of any such lease, sublease, etc.

(iv) Except as set forth on Exhibit C-1, neither Highwoods, nor to the knowledge of Highwoods, any other party, has entered into any construction, design, engineering, service, maintenance, supply, brokerage/leasing agreements, employment agreements, management contracts or leases of personal property (collectively, “Service/Equipment Contracts”) affecting the construction, use, ownership, maintenance or/or operation of the Property that will continue subsequent to the Closing. Prior to or on the Closing Date, Highwoods shall terminate, at Highwoods’ sole cost and expense, all Service/Equipment Contracts which the Distributees do not elect to assume in writing; or, if not terminable by the Closing Date, shall remain responsible for and will timely perform all of the obligations thereunder. To Highwoods’ knowledge, Highwoods is not in material default under any of the Service/Equipment Contracts and, to Highwoods’ knowledge, no other parties to any of the Service/Equipment Contracts are in default, nor do any conditions exist that, with the passage of time, or giving of notice, or both, shall constitute a default thereunder. The copies of the Service/Equipment Contracts provided to the Distributees pursuant to this Agreement are true, accurate and complete as of the date hereof, are in full force and effect and none of them have been modified, amended or extended except as otherwise set forth on Exhibit C-1.

(v) To the knowledge of Highwoods, which knowledge is based solely on the Phase I Environmental Site Assessment of the Land dated September 25, 2002, conducted by Trigon Engineering Consultants, Inc. (The Environmental Report), the Property has not been used for the generation, treatment, storage or disposal of any hazardous substances in violation of any federal, state or local environmental law, rule or violation during the period in which Highwoods has owned the property. For the purposes of this Section 5(c)(v), “hazardous substances” shall include (i) “hazardous substances” as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., as amended, or by any regulations promulgated thereunder; (ii) any “hazardous waste, underground storage tanks, petroleum, regulated substance, or used oil as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et. seq.), as amended or by any regulations promulgated thereunder; (iii) any oil or other hazardous substances as defined by the Oil and Hazardous Substances Control Act of 1986 as amended, and any regulations adopted pursuant to said Act, or any similar environmental protection law of the state in which the Property is located or its political subdivisions. To the knowledge of Highwoods, which knowledge is based solely on the Environmental Report, no asbestos or asbestos-containing materials have been installed, used, incorporated into or disposed of on the Property. To the knowledge of Highwoods, which knowledge is based solely on the Environmental Report, no polychlorinated biphenyls (“PCBs”) are located on or in the Property, whether such PCBs are in the form of electrical transformers, florescent light fixtures with ballast, cooling oils or any other device or form. To the knowledge of Highwoods, which knowledge is based solely on the Environmental Report, except as set forth in the Environmental Report, no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled. To the knowledge of Highwoods, but without having made any independent investigation, no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to hazardous substances is proposed, threatened, anticipated or in existence with respect to the Property.

(vi) Neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Highwoods of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. There are no actions, suits, proceedings, arbitrations or investigations pending or, to Highwoods’ knowledge, threatened (i) against, relating to or affecting Highwoods which might interfere in a material respect with the transaction contemplated by this Agreement, become an encumbrance on the title to the Property or any portion thereof or otherwise affect the Property or Highwoods’ ability to consummate the transaction contemplated hereby or (ii) against, relating to or affecting the Property.

(vii) Highwoods has not received notice:

(A) From any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, including, without limitation, the occupancy or operation thereof, which has not been entirely corrected;

(B) Concerning the possible or anticipated condemnation of any part of the Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof;

(C) Concerning any change in the zoning or other land use classification of the Property or any part thereof;

(D) Of any pending insurance claim related to the Property;

(E) From any governmental authority that any licenses, permits, certificates, easements and rights of way, including proof of dedication, required from all authorities having jurisdiction over the Property or from private parties for the existing use, occupancy and operation of the Property and to insure vehicular and pedestrian ingress to and egress from the Property are in violation of any governmental laws or regulations, which has not been corrected or will not be corrected by Closing.

(viii) No attachment, execution, assignment for the benefit of creditors or voluntary proceedings in bankruptcy has been commenced by Highwoods or are contemplated by Highwoods and, to the best of Highwoods’ knowledge, no such action has been contemplated or threatened, nor has any involuntary proceedings in bankruptcy been commenced against Highwoods.

(ix) Highwoods has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Highwoods do not and will not violate the partnership agreement or certificate of limited partnership of Highwoods and do not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Property by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Highwoods is a party or which is or purports to be binding upon Highwoods or which affects Highwoods; and no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Highwoods in accordance with its terms;

(x) Highwoods is a limited partnership duly organized, validly existing and in good standing under the laws of the State of North Carolina. Highwoods has full power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets now owned or leased and operated by it;

(xi) Highwoods is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Highwoods agrees to execute any and all documents necessary or required by the Internal Revenue Service or the Distributees in connection with such declaration(s).

(xii) Subject to Highwoods’ general partner’s board of directors approval of this transaction, this Agreement does and will, and the documents required to be executed by Highwoods pursuant to this Agreement will, constitute the valid and binding obligations of Highwoods enforceable in accordance with their respective terms subject to bankruptcy, receivership and similar laws affecting the rights of creditors generally.

(xiii) Notwithstanding anything else herein to the contrary, Highwoods represents to the Distributees that the Building is leased to the tenant and for the lease term set forth on the rent roll attached hereto as Exhibit C and that the Property is subject to those service and maintenance contracts set forth on Exhibit C-1 attached to this Agreement. With respect to such Lease, Highwoods represents as follows:

(A) Highwoods has not collected any prepaid rent in advance in excess of rent for the month during which the Closing is to occur.

(B) No rents or leases have been assigned by Highwoods.

(C) The Lease is in full force and effect, has been validly executed by the landlord and tenant, and has not been amended or modified as to any items except as set forth in the Rent Roll;

(D) The summary of the Lease set forth in Exhibit C is accurate in all material respects and, there are no subleases thereof;

(E) The Lease will be free and clear of all liens and encumbrances on the date of the Closing contemplated hereby

(F) Highwoods has taken no action, by act or omission, which constitutes the waiver of a default by the tenant under the Lease, except as herein specifically provided;

(G) Highwoods has fulfilled all of the landlord’s duties and obligations under the Lease including the completion of all upfittings, construction, decoration and alteration work which Highwoods is obligated to perform under the Lease.

(H) Highwoods or a previous landlord under the Lease has fulfilled all of the landlord’s duties and obligations under the Lease with respect to any leasing commissions or other compensation due arising out of any leasing, agency, brokerage or management agreements relating to the Lease which may be due and owing as of the Closing Date.

(I) Highwoods and the tenant under the Lease is not in default under any of the terms and provisions of said Lease, and Highwoods has received no notice, of any alleged default in connection with said Lease;

(J) There are no other rent concessions or set-offs against rent, nor has the tenant under the Lease asserted any defense, set-off, or counterclaim in connection with said Leases

(xiv) With respect to Services/Equipment Contracts:

(A) There are no contracts or agreements for services rendered in connection with the operation of the Property which the Distributees shall be required to take the Property subject to, except as agreed to by the Distributees and expressly assumed under the terms of the Assignment of Contracts.

(B) Highwoods shall not, without Distributees’ consent, negotiate or enter into any new service or other contract affecting the Property which cannot be terminated without cost to the Distributees on or before the Closing.

All representations and warranties of Highwoods contained in this Agreement are true, accurate and correct in all material respects as of the date hereof and, if Highwoods believes such representations and warranties continue to be true at Closing, Highwoods shall deliver to the Distributees at Closing a certificate certifying that they are still true, accurate and correct in all material respects as of the Closing Date. Notwithstanding the foregoing, the Distributees shall have no claim against Highwoods for any representation or warranty which, although true upon the execution hereof, is untrue or inaccurate at Closing as a result of facts, circumstances or occurrences beyond the control of or not within the knowledge of Highwoods. For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to the best of Highwoods’ knowledge”, “to the current, actual knowledge of Highwoods” or the “knowledge”

of Highwoods or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge without inquiry of Mark W. Shumaker, Vice President and Sue Matthews, Property Manager. The representations and warranties of Highwoods shall survive the Closing for one (1) year.

Subject to the Distributees’ rights of inspection and investigation during the Review Period, the Distributees acknowledge for the Distributees and the Distributees’ successors, and assignees, that the Distributees have been given a reasonable opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, including all documents and contracts related to the Property, either independently or through agents and experts of the Distributees’ choosing. EXCEPT AS LIMITED BELOW OR AS OTHERWISE SET FORTH IN THIS AGREEMENT, HIGHWOODS AND THE DISTRIBUTEES AGREE THAT THE PROPERTY SHALL BE SOLD AND THAT THE DISTRIBUTEES SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE “AS IS, WHERE IS, WITH ALL FAULTS” WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE VALUE OF THE DISTRIBUTEES’ CAPITAL INTEREST IN HIGHWOODS TO BE REDUCED PURSUANT TO THIS AGREEMENT, AND EXCEPT AS EXPRESSLY SET FORTH HEREIN THAT THE CONVEYANCE OF THE PROPERTY TO THE DISTRIBUTEES SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME WHICH MAY BE EARNED IN THE FUTURE, FUTURE OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (BUT SPECIFICALLY EXCLUDING THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE DEED FROM HIGHWOODS TO THE DISTRIBUTEES), AND HIGHWOODS DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. EXCEPT FOR HIGHWOODS’ REPRESENTATIONS WHICH ARE EXPRESSLY SET FORTH HEREIN, THE DISTRIBUTEES SPECIFICALLY ACKNOWLEDGES THAT THE DISTRIBUTEES ARE NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM HIGHWOODS OR BROKERS AS TO THE FOLLOWING MATTERS: (1) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOILS AND GEOLOGY INCLUDING SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE BUILDING IS STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH THE APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES. EXCEPT FOR HIGHWOODS’ REPRESENTATIONS EXPRESSLY SET FORTH HEREIN THE DISTRIBUTEES ARE RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY WITH REGARD TO THE ABOVE-REFERENCED MATTERS, AND NOT UPON ANY REPRESENTATIONS MADE BY HIGHWOODS OR HIGHWOODS’ AGENTS RELATED TO THE ABOVE-REFERENCED MATTERS.

(d) Representations and Warranties of the Distributees. Each Distributee, for and on behalf of themselves (but not for the other Distributee), hereby represents and warrants to Highwoods as of the date hereof and as of Closing as follows:

(i) The execution and delivery of this Agreement and the documents required hereunder to be executed by them will on the date of Closing have been, duly executed and delivered by the Distributees. To the current, actual knowledge of the Distributees, none of the foregoing requires any action by or in respect of, or filing with, any governmental body, agency or official or contravenes or constitutes a default under any provision of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon the Distributees. This Agreement does and will, and the documents required to be executed by them will, constitute the valid and binding obligations of the Distributees enforceable in accordance with their respective terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally.

(ii) The execution and delivery of this Agreement and the performance by the Distributees of their obligation hereunder do not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Distributees (including the Property) by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which the Distributees are a party or which is or purports to be binding upon the Distributees or which affect the Distributees.

(iii) No attachment, execution, assignment for the benefit of creditors or voluntary proceedings in bankruptcy has been commenced by the Distributees and, to the best of the Distributees’ knowledge, no such action has been contemplated or threatened, nor has any involuntary proceedings in bankruptcy been commenced against the Distributees.

(iv) The Distributees acknowledge that all information with respect to the Property furnished to the Distributees or discovered by the Distributees during their investigation thereof pursuant to Section 4 of this Agreement (collectively, the “Confidential Information”), is and has been so furnished, and the Distributees’ investigation of the Property has been permitted by Highwoods, on the condition that the Distributees maintain the confidentiality thereof. Accordingly, the Distributees shall, and shall cause their employees, and, their agents, contractors and representatives to, hold in strict confidence, and not disclose to any other person or entity without the prior written consent of Highwoods until the Closing shall have been consummated, any of the Confidential Information in respect of the Property. If the Closing does not occur and this Agreement is terminated, the Distributees shall promptly return, or cause to be returned, to Highwoods all copies of such Confidential Information without retaining, or permitting retention of, any copy thereof. Notwithstanding anything to the contrary hereinabove set forth, the Distributees may disclose such Confidential Information (i) to their employees, their title insurer, their current or prospective investors or lenders, and members of professional firms serving them in connection with this transaction, including, without limitation, their attorneys, architects, environmental consultants and engineers, bankers, and their clients; (ii) as any governmental agency or authority may require in order to comply with applicable laws or regulations; and (iii) if required by an order of any court of competent jurisdiction; and this provision shall survive Closing, provided, however, after the Closing, this provision shall not apply to information available through the public records as a result of such Closing.

(v) The Distributees have full power and authority to enter into this Agreement and to assume and perform all of their obligations hereunder; and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Distributees; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of the Distributees do not and will not require any action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon the Distributees in accordance with its terms.

(vi) To the current, actual knowledge of the Distributees, there is no existing or threatened legal action or governmental proceedings of any kind involving the Distributees, any of their assets or the operation of any of the foregoing, which if determined adversely to the Distributees or their assets, would have a material adverse effect on the financial condition, business or prospects of the Distributees or their assets or which would interfere with the Distributees’ ability to execute or deliver, or perform their obligations under this Agreement or any of the documents required to be executed by them.

(vii) The Distributees have no current, actual knowledge of any existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirements affecting the Distributees or any of them assets that would have a material adverse effect on the financial condition, business or prospects of the Distributees or any of them assets.

(viii) The Distributees have no current, actual knowledge of any information or fact which has, or would have, a material adverse affect on the financial condition, business or prospects of the Distributees or them assets in a manner which would prevent the Distributees from consummating the transaction contemplated by this Agreement.

(ix) The Distributees are, and at all times prior to the Closing date will be, solvent. As used herein, “solvent” means that the Distributees (i) do not have debts greater than the fair market value of their assets; (ii) are paying and anticipate that they will continue to pay their debts as they mature and become due; and (iii) have sufficient capital to operate their businesses as they are operated on the date of this Agreement.

(x) The Distributees carry, or are covered by, and will maintain, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties and assets and as is customary for companies engaged in similar businesses in similar markets, including, without limitation, “all risks” casualty insurance, flood insurance (when necessary), general commercial liability insurance and business interruption insurance.

(xi) The Distributees acknowledge that, prior to the execution of this Agreement, the Distributees have had the opportunity to ask questions of and receive answers or obtain additional information from a representative of Highwoods concerning the financial and other affairs of the Highwoods and its general partner and, to the extent the Distributees believe necessary in light of the Distributees’ personal knowledge of the affairs of Highwoods and its general partner, the Distributees have asked such questions and received satisfactory answers. The Distributees further acknowledge that they possess all material facts necessary to make a determination to dispose of the Partnership Units as more fully set forth herein.

For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to the best of the Distributees’ knowledge”, “to the current, actual knowledge of the Distributees” or the “knowledge” of the Distributees or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge without inquiry of John L. Turner, Sr., and Robert Goldman.

(e) Maintenance of the Property. Between the date of this Agreement and the Closing, Highwoods shall continue to maintain the Property in the same condition and repair as currently being maintained, ordinary wear and tear and damage by casualty excepted, and shall not cause or permit any waste upon the Property and shall not, except as set forth above with respect to ordinary wear and tear and casualty damage without the prior written consent of the Distributees, permit any material physical change to the Property prior to Closing. Highwoods shall not take any action which would adversely affect the value of or title to the Property and will not amendment, modify or terminate the Lease without the Distributees’ written consent.

(f) Risk of Loss; Damage or Destruction; Condemnation. If, prior to Closing, the Property or any part thereof shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction to the Building which the Distributees reasonably believe would cost in excess of Two Hundred Thousand and No/100 Dollars ($200,000) to repair or would entitle the tenant under the Lease to terminate the Lease, or, in the case of a condemnation, which substantially prevents access to the Property or any part thereof), the Distributees shall have the option which shall be exercised not later than the later of (i) five (5) days prior to Closing or (ii) ten (10) business days following the date the Distributees receive written notice of the condemnation or damage (with Closing being extended, if necessary, to accommodate such time periods) either to (a) to terminate this Agreement, or (b) to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If the Distributees elect to consummate the transaction contemplated by this Agreement notwithstanding a casualty or condemnation, the Distributees shall be entitled to receive all of the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive all of the proceeds of insurance applicable thereto, and Highwoods shall, at Closing and thereafter, execute and deliver to the Distributees all required proofs of loss, assignments of claims and other similar items, and the Distributees shall receive a credit at Closing for the amount of any deductible under Highwoods’ insurance policies. If the Distributees or Highwoods elects to terminate this Agreement as a result of a casualty or condemnation, the Earnest Money plus any interest earned thereon shall be returned to the Distributees by the Escrow Agent, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement, except for the Distributees’ Continuing Indemnification Obligations. If there is any other damage or destruction to the Building (that is, damage or destruction to the Building which the Distributees reasonably believe would cost Two Hundred Thousand and No/100 Dollars ($200,000) or less to repair), or if there is a condemnation which does not substantially prevent access to the Land or any part thereof, or if the damage or destruction of the Building or condemnation would not entitle the tenant under the Lease to terminate the Lease, the Distributees shall not have the right to terminate this Agreement and (i) in the event of a casualty, Highwoods shall either completely repair such damage to the Building prior to Closing in a manner satisfactory to the Distributees or, at Highwoods’ option, either assign all insurance claims pertaining to such damage or destruction to the Distributees at Closing, with the Distributees to receive a credit for the amount of any deductible under Highwoods’ insurance policies, or allow the Distributees a credit against the value of the Distributees’ capital interest in Highwoods to be reduced pursuant to this transaction in an amount equal to the Distributees’ reasonably estimated cost of repair and (ii) in the event of a condemnation, Highwoods shall assign to the Distributees all of Highwoods’ rights to any condemnation proceeds to be paid by the applicable governmental authority.

(g) No Transfer of Personal Property. Highwoods agrees not to transfer or remove any personal property from the Property after the Agreement Date except for repair or replacement thereof. Any items of Personal Property replaced after the Agreement Date shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of personal property being replaced.

(h) Compliance With Legal Requirements. All notices of violations of laws, ordinances, or regulations (“Violations of Law”), which are issued or sent to Highwoods prior to the Closing related to the Property by any governmental department, agency or bureau having jurisdiction over the conditions relating to such Violations of Law may (but is not required to) be remedied or complied with by Highwoods prior to Closing; provided, however, if any notices of Violations of Law are issued or sent to Highwoods by any governmental department, agency or bureau having jurisdiction over the conditions related to such Violations of Law after the end of the Review Period that Highwoods is unable or unwilling to remedy or cure, or comply with such notices by the Closing then the Distributees shall have the option to (a) terminate this

Agreement, whereupon all obligations of all parties hereto shall cease, the Binder Deposit shall be returned to the Distributees and this Agreement shall be void and without recourse to the parties hereto, except for provisions which are expressly stated to survive such termination including the Distributees’ Continuing Indemnification Obligations; or (b) proceed with Closing notwithstanding such Violations of Law and obtain an adjustment to the value of the Distributees’ capital interest in Highwoods to be reduced pursuant to this transaction as reasonably determined by the Distributees and Highwoods. If Highwoods receives any notices of Violations of Law prior to the end of the Review Period which Highwoods is unable or unwilling to remedy or cure, the Distributees’ only remedy shall be to terminate this Agreement and receive a refund of the Binder Deposit or proceed with Closing not withstanding such Violations of Law and obtain an adjustment to the value of the Distributees’ capital interest in Highwoods to be reduced pursuant to this transaction as reasonably determined by the Distributees and Highwoods.

(i) Delivery of Notices. Highwoods shall promptly deliver to the Distributees prior to Closing, copies of all notices, correspondence and reports generated or received by Highwoods in connection with the Lease.

6. CONDITIONS PRECEDENT TO CLOSING.

(a) The Distributees’ Conditions. The obligation of the Distributees to complete the transaction contemplated by this Agreement is subject to the satisfaction on or before the Closing of the following conditions, any of which may be waived in whole or in part by the Distributees, but only in writing at or prior to Closing:

(i) All representations and warranties of Highwoods in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Any changes to such representations disclosed by Highwoods in writing prior to Closing shall be subject to the provisions of Section 6(a)(ii) below. Highwoods shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Highwoods prior to the Closing Date.

(ii) In the event that the Distributees becomes aware at any time prior to Closing that a representation or warranty made by Highwoods herein, while true as of the date made, no longer remains true in all material respects, due to a change of circumstances beyond the reasonable control of Highwoods subsequent to the date of this Agreement, the Distributees shall promptly give written notice of such fact to Highwoods. In the event Highwoods is unable or unwilling to remedy such change of circumstances by the Closing, then the Distributees shall have the option to (a) terminate this Agreement, whereupon all obligations of all parties hereto shall cease (except for the Distributees’ Continuing Indemnification Obligations) and the Binder Deposit shall be returned to the Distributees; or (b) proceed with Closing notwithstanding such change of circumstances; provided, however, that if Highwoods intentionally caused such representation or warranty to become untrue, the Distributees shall have the right to proceed with Closing and decrease the amount by which the Distributees’ capital interest in Highwoods will be reduced by the amount necessary to remedy such breach or terminate this Agreement and Highwoods shall reimburse the Distributees for the Distributees’ out-of-pocket expenses incurred in negotiating this Agreement and conducting its review of the Property and preparation for Closing (including, without limitation, reasonable attorneys’ fees, title examination, environmental assessment and survey and loan fees forfeited to the Distributees’ lender as the result of the closing failing to occur because Highwoods intentionally caused a representation or warranty made by it herein to be untrue at closing).

(iii) All of Highwoods’ obligations hereunder shall have been performed with regard to the Property.

(iv) Highwoods must have good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, covenants and conditions, save and except the Permitted Exceptions, and the Building or other improvements on the Property shall not encroach upon any land adjoining the Property, except for encroachments of asphalt paving over utility easements.

(v) Highwoods shall not have caused any New Encumbrances to be placed on the Property between the date of this Agreement and the Closing Date except with the approval of the Distributees which approval shall not be unreasonably withheld or delayed and Highwoods shall have the obligation to remove all such New Encumbrances (not approved as aforesaid by the Distributees) on the Closing Date.

(vi) The Property will be free and clear of any and all taxes or assessments and any penalties associated therewith, except ad valorem taxes for the year of Closing, which will be prorated on a calendar year basis at the Closing.

(vii) The Property shall be in substantially the same condition on the date of Closing as of the date hereof subject, however, to normal wear and tear only, provided, in the event the Property is not in the condition described above prior to Closing as the result of a casualty to the Building, the provisions of Section 5(f) of this Agreement shall apply.

(viii) No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any governmental authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

(ix) No suit or other proceeding shall be pending or threatened by any third party not affiliated with or acting at the request of Highwoods before any court or authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages against Highwoods in connection with the transactions contemplated by this Agreement.

(x) Highwoods shall make all reasonable efforts to obtain and provide to the Distributees five (5) days prior to Closing a tenant estoppel certificate in the form attached hereto as Exhibit E (the “Tenant Estoppel Certificate”) from the tenant of the Building. To the extent Highwoods has not delivered the Tenant Estoppel Certificate at Closing, and if General Electric Capital Assurance Company (G E Capital) (a lender making a loan to G-T Gateway, LLC an affiliate of the Distributees [G-T Gateway] and taking a mortgage loan against the Property) will accept an estoppel certificate from Highwoods, Highwoods may (but is not obligated to) execute an estoppel certificate (certifying the same matters set forth in the Tenant Estoppel Certificate submitted to the tenant of the Building). Highwoods may agree to indemnify the Distributees (and G E Capital) from loss or damage incurred by the Distributees and/or G E Capital resulting from the inaccuracy of any matter contained in the estoppel certificate executed by Highwoods. In the event Highwoods provides an estoppel certificate pursuant to the terms of this Section, Highwoods may, after Closing, substitute a Tenant Estoppel Certificate therefor, and thereafter, Highwoods shall be relieved from any liability to the Distributees (and G E Capital) with respect to any Highwoods’ estoppel certificate substituted by the Tenant Estoppel Certificate. Provided Highwoods makes a reasonable effort to obtain the Estoppel Certificate, and if the G E Capital will not accept a Highwoods’ estoppel certificate, Highwoods’ failure to so provide the Estoppel Certificate to the Distributees and G E Capital shall not be deemed a default by Highwoods under this Agreement and the Distributees may (a) elect to delay Closing for a reasonable period of time to enable Highwoods to obtain and deliver the Estoppel Certificate or (b) terminate this Agreement and receive a refund of the Binder Deposit, or (c) close this transaction without the Estoppel Certificate.

(xi) On or before the date of Closing, Highwoods shall have provided to the Distributees and G E Capital a subordination, non-disturbance and attornment agreement (“SNDA”) in a form acceptable to G E Capital executed by the tenant of the Building. Provided Highwoods makes a reasonable effort to obtain the Estoppel Certificate, and if G E Capital will not accept the SNDA provided by the tenant of the building, Highwoods’ failure to so provide an SNDA acceptable to G E Capital shall not be deemed a default by Highwoods under this Agreement. In the event Highwoods fails to deliver the SNDA to the Distributees and/or its lender as required above, the Distributees may (a) elect to delay Closing for a reasonable period of time to enable Highwoods to obtain and deliver the SNDA or (b) terminate this Agreement and receive a refund of the Binder Deposit, or (c) close this transaction without the SNDA.

(xii) General Electric Capital Assurance Company must have closed the Loan with G-T Gateway, LLC pursuant to the Loan Application with G E Asset Management Incorporated dated December 22, 2004, providing G-T Gateway with loan proceeds of not less than $18,750,000.

(xiii) On the date of Closing, the tenant of the Building shall not be a party to any voluntary or involuntary bankruptcy proceeding filed pursuant to the United States Bankruptcy Code, or any state receivership or state insolvency proceeding.

(xiv) The Lease shall not have been modified or terminated without the written consent of the Distributees.

If any of the foregoing conditions in this Section 6 for the benefit of the Distributees shall fail to be satisfied within the time period set forth for each condition, the Distributees may, at their election: (i) terminate their obligations to accept a distribution of the Property; (ii) waive such condition and complete the transaction contemplated hereby without any reduction in the value of the Distributees’ capital interest in Highwoods to be reduced pursuant to this transaction except as provided in Section 6(a)(ii); or (iii) require Highwoods to perform its obligations hereunder, if any, with regard to the Property or the Building and Highwoods’ failure to perform such obligations, if any, shall be a default hereunder.

(b) Highwoods’ Conditions. The obligations of Highwoods under this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, any of which may be waived by Highwoods, and the Distributees agree to cause the conditions described in clauses (ii) and (iii) below to be so satisfied:

(i) This transaction must have been approved by Highwoods’ general partner’s board of directors at its January meeting (anticipated to be January 25, 2005). Highwoods shall submit this Agreement to its general partner’s board of directors at its January meeting.

(ii) All the terms, covenants, and conditions of this Agreement to be complied with and performed by the Distributees on or before the Closing Date shall have been duly complied with and performed in all respects; and

(iii) The representations and warranties of the Distributees contained in this Agreement shall be true and correct in all respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for any changes which have been disclosed to Highwoods in writing and expressly approved or waived by Highwoods in writing.

(iv) Simultaneously with the closing of the transaction contemplated by this Agreement, G-T Gateway, LLC must have purchased all of the membership interest in Winston-Salem Industrial, II, LLC pursuant to an agreement between Highwoods and G-T Gateway, LLC of even date herewith.

7. CLOSING.

(a) Date. The Closing of the transaction contemplated hereby shall occur on or before January 31, 2005, at the offices of the Distributees’ attorney in Winston-Salem, North Carolina, or such other place as may be mutually agreed upon by Highwoods and the Distributees, or, at the Distributees’ option, closed in escrow at the office of the Title Company, provided, the Distributees shall give Highwoods at least five (5) business days notice of the date of any Closing to take place under this Agreement. Notwithstanding the above, the Distributees may delay closing until February 28, 2005 in the sole discretion of the Distributees by paying to the Escrow Agent an additional binder deposit the sum of Thirty Thousand and No/100 Dollars ($30,000.00) (which shall be considered and treated as the Binder Deposit pursuant to Section 3(a) hereof) in which event this transaction will close on such date pursuant to the provisions of this paragraph.

(b) Highwoods’ Closing Documents. At the Closing, Highwoods shall deliver to the Distributees or its designated agent the following, each of which shall be properly executed and acknowledged, if applicable:

(i) A limited warranty deed in a form reasonably acceptable to the Distributees conveying to each Distributee good and marketable fee simple title to a fifty percent (50%) undivided interest in the Property as a tenant-in-common with the other Distributee, free and clear of all liens, encumbrances, easements and restrictions, except the Permitted Exceptions, which may encumber the Property at the time of the conveyance thereof;

(ii) A bill of sale transferring to each Distributee a fifty percent (50%) interest in all the Personal Property subject to this Agreement which bill of sale will be in a form reasonably acceptable to the Distributees;

(iii) An assignment of the Lease in the form set forth on Exhibit F;

(iv) An assignment of all tenant security deposits held by Highwoods under the terms of the Lease;

(v) A standard owner’s affidavit and lien waiver form used by the Title Company to cause an extended coverage ALTA owner’s title insurance policy to be issued to the Distributees without standard exceptions to mechanics and/or materialman liens;

(vi) A certificate of Highwoods as to the warranties and representations referred to in Section 5(c) hereof being true and correct as of the Closing Date;

(vii) An affidavit as to “foreign persons” referred to in Section 5(c)(xxiii) hereof;

(viii) A blanket assignment and transfer of any and all miscellaneous interests and to the extent assignable all warranties and guarantees from contractors, subcontractors, suppliers, manufacturers or distributors relating to the Property, if any, (excluding Service Contracts) and all of Highwoods’ right, title, interest and benefits in, to and under all contracts, licenses, permits and similar documents or authorizations pertaining to the ownership and operation of the Property, if any, including the trade name of the Property;

(ix) A letter, approved by the Distributees and Highwoods, from Highwoods to the tenant of the Building advising the tenant of the transfer of the Property to the Distributees and that all future payments under the Lease are to be paid to the Distributees;

(x) An assignment of any Service Contracts to be assumed by the Distributees at Closing, if any;

(xi) The Tenant Estoppel Certificate (or Highwoods’ Estoppel Certificate if applicable) and the SNDA;

(xii) All permits, warranties, plans and specifications, and documents, instruments, files and records related to the Property and in the possession and control of Highwoods;

(xiii) The original executed Lease;

(xiv) The keys to any door or lock on the Building and the original tenant files in possession of Highwoods; and

(xv) Such other matters as either the Distributees or Highwoods shall reasonably require or shall be anticipated by the terms hereof.

(c) The Distributees’ Closing Documents. At Closing, the Distributees shall execute and deliver to Highwoods an assignment of their interest in the Partnership Units, and will execute such other documents and papers which may be necessary to the consummation of the transaction described in this Agreement, as may be reasonably requested by Highwoods or Highwoods’ counsel, including the execution of an assignment of leases in the form set forth on Exhibit F, an assignment of any Service Contracts to be assumed by the Distributees at Closing, if any, and any document reasonably requested by Highwoods to effectuate the assignment of the Distributees’ Partnership Units as contemplated in Section 3 hereof.

Simultaneously with, or promptly following, the Closing hereunder the parties hereto shall execute such other and additional documents and assurances and perform such other acts as shall be reasonably required in order to carry out the intent and purposes of this Agreement.

(d) Closing Costs. Highwoods shall furnish the deed to the Property in accordance with the terms hereof and shall pay any documentary stamps, excise or transfer tax, if any, with respect thereto and its attorneys’ fees and shall pay all costs required to clear title to the Property, provided Highwoods shall not be required to expend more than Twenty-Five Thousand and No/100 Dollars ($25,000) in connection with such efforts. The Distributees shall be responsible for paying the cost of the title insurance premium charged by the Title Company in connection with the issuance of the Title Policy, recording the deed, its attorneys’ fees, all engineering reports procured by the Distributees in connection with its due diligence and any cost associated with the Distributees’ financing of the Property, if any, and Survey costs.

(e) Closing Adjustments. Unless otherwise specified in this Agreement, all income, expenses and costs related to the Property shall be prorated as of 11:59 p.m. Eastern Standard Time on the date immediately preceding the Closing Date as follows, with any credits or debits to Highwoods as the result of such adjustments being added to or subtracted from (equally between the Distributees) the value of the Distributees’ capital interest in Highwoods which shall be reduced at Closing as contemplated by Section 3 hereof.

(i) Taxes. To the extent not paid by Tenant under the Lease, ad valorem property taxes, personal property taxes and special assessments, if any, due or to be levied against the Property (the “Taxes”) for the year of Closing shall be prorated with Highwoods being responsible for all such Taxes from January 1st of the year of Closing through the last day prior to the day of Closing. The Distributees shall be responsible for paying the balance of the remaining Taxes due or to be levied against the Property for the year of Closing. Highwoods shall be responsible for paying any unpaid Taxes for any year prior to Closing. In the event the Taxes are not determinable at the time of Closing, the Taxes shall be prorated on the basis of the best available information (the “Estimated Taxes”). If the Taxes are not paid at Closing, Highwoods shall deliver to the Distributees the bills for the Taxes promptly upon receipt thereof and the Distributees shall thereupon be responsible for the payment in full of the Taxes within the time fixed for payment thereof and before the same shall become delinquent. Notwithstanding the foregoing, in the event actual Taxes for the year of Closing exceed the Estimated Taxes for the year of Closing (the “Tax Excess”) or Estimated Taxes for the year of Closing exceed the actual Taxes for year of Closing (the “Tax Refund”), Highwoods and the Distributees shall prorate and pay such Tax Excess or such Tax Refund as follows:

(A) Highwoods shall be responsible for a portion of the Tax Excess or shall receive credit for the Tax Refund prorated from January 1st of the year of Closing through the last day before the Closing Date based upon a 365-day calendar year. The amount of the Tax Excess or the Tax Refund shall be determined when the property tax bills are received by the Distributees, and the Distributees shall notify Highwoods within thirty (30) days thereof of the calculation of the amount due to the Distributees from Highwoods in the case of a Tax Excess or the amount due to Highwoods from the Distributees in the case of a Tax Refund. Highwoods shall have thirty (30) days from Highwoods’ receipt of such notification to pay its portion of the Tax Excess to the Distributees and the Distributees shall have thirty (30) days from the Distributees’ receipt of the property tax bills to pay Highwoods its portion of the Tax Refund.

(ii) Utilities. To the extent not paid by Tenant under the Lease, all utility charges and reimbursement for utility charges for the Property (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal), to the extent not payable by the tenant under the Lease, shall be prorated. Transfer fees required with respect to any such utility shall be paid by the Distributees prior to Closing.

(iii) Rents. All paid rents, including revenues and charges of any kind, together with any other sums paid by the tenant (other than security deposit), under the Lease, shall be prorated as of the Closing Date. In the event that, at the time of Closing, there are any past due or delinquent rents owing by the tenant of the Property, the Distributees shall have the exclusive right to collect such past due or delinquent rents and shall remit to Highwoods in cash to the extent, and only to the extent, that the rents received by the Distributees from the tenant owing past due or delinquent rents exceed the sum of the aggregate rents and other sums payable by such tenant for periods from and after the Closing Date to the date of receipt, and then only if Highwoods has notified the Distributees at Closing that the tenant under the Lease is delinquent in its rent as of the Closing Date. The Distributees will make a commercially reasonable good faith effort to collect after Closing any rents which are delinquent and owing to Highwoods at Closing, but the Distributees shall have no obligation to file suit to collect such amounts, provided if the Distributees fail to file suit to collect such amounts after being requested to do so by Highwoods, Highwoods shall have the right to collect all rents owed to Highwoods at the time of Closing, which shall include Highwoods’ filing of suit, if necessary, to collect such amounts. In the event that, after Closing, Highwoods receives any payments of rent or other sums due from the tenant under the Lease that relate to periods from and after Closing, Highwoods shall promptly forward to the Distributees such payments. It is agreed by the Distributees that the sums to be paid by the tenant referred to in this Section 7(e)(iii) shall include all property operation costs “pass throughs” for the year 2004 not paid on a monthly basis, but rather at the end of a calendar year after being invoiced therefor. These sums shall be provided and paid to Highwoods and the Distributees when paid by the tenant under the Lease. The Distributees shall use reasonable efforts to invoice the tenant for “pass throughs” as promptly as is practicable after Closing (but in no event shall the Distributees be required to do so until allowed under the Lease), provided Highwoods must furnish to the Distributees all applicable information regarding the amount of “pass through” operating expenses to be paid by the tenant under the Lease for the calendar year 2004.

During the period after Closing, the Distributees shall deliver to Highwoods any and all rents accrued but uncollected as of the Closing Date to the extent subsequently collected by the Distributees, and to the extent the Distributees receive such rents, shall apply rents received after Closing to the extent the same are delinquent first to payment of current Rent then due, and thereafter to delinquent rents (other than “true up” payments received from the tenant attributable to a year-end reconciliation of actual and budgeted pass-through payments which shall be allocated between Highwoods and the Distributees pro rata in accordance with their respective period of ownership as set forth in this Section 7(e)(iv) below) but only after rent due and owing to the Distributees have been paid in full, including any delinquent rent. If any security deposits are in the form of a letter of credit, Highwoods shall assign its interest in the letter of credit to the Distributees (to the extent assignable) and deliver the original letter of credit to the Distributees at Closing.

(iv) Calculations. For purposes of calculating prorations, the Distributees shall be deemed to be the owner of the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Highwoods and the Distributees agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing. Except as set forth in this Section 7(e)(iii) and (iv) all items of income and expense which accrue for the period prior to the Closing will be for the account of Highwoods and all items of income and expense which accrue for the period on and after the Closing will be for the account of the Distributees. The provisions of Section 7(e)(iii) and (iv) shall survive the Closing.

(v) Prepaids. Any expense or cost of prepaid items, including, without limitation, fees for licenses which are transferred to the Distributees at the Closing and annual permit and inspection fees shall be apportioned between Highwoods and the Distributees at the Closing.

(vi) Service Agreement Payments. All amounts payable under any of the Service Contracts assumed by the Distributees shall be prorated. The Distributees does not assume any obligation under any Service Contracts for acts or omissions that occur prior to Closing. The Distributees do not assume any obligation under any Service Contracts not expressly assumed by the Distributees.

(vii) Settlement After Closing. The parties acknowledge that not all invoices for expenses incurred with respect to the Property prior to the Closing will be received by the Closing and that a mechanism needs to be in place so that such invoices can be paid as received. All of the Closing adjustments will be done on an interim basis at the Closing and will be subject to final adjustment in accordance with this Section 7(e). After Closing, upon receipt by the Distributees of an invoice for the Property’s operating expenses that are attributable in whole or in part to a period prior to the Closing and that were not apportioned at Closing, the Distributees shall submit to Highwoods a copy of such invoice with such additional supporting information as Highwoods shall reasonably request. Within ten (10) days of receipt of such copy, Highwoods shall pay to the Distributees an amount equal to the portion of such invoice attributable to the period ending on the date immediately preceding the Closing. Likewise, upon receipt by the Distributees of such an invoice after Closing for the Property’s operating expenses which were paid in advance by Highwoods and are attributable in whole or in part to a period on or after Closing that were not apportioned at Closing, the Distributees shall submit to Highwoods a copy of such invoice together with an amount equal to the portion of such invoice attributable to the period on or after Closing, within ten (10) days after receipt of such invoice.

(viii) Leasing Commissions. All obligations to pay leasing commissions due from and after the Closing Date of this Agreement as the result of the execution of a new lease of the Building after the date hereof, the result of the renewal of the Lease, the extension of the term of the Lease, the expansion of the premises demised by the Lease for space within the Building, or the exercise of an option to lease additional space in the Building set forth in the Lease (collectively “Future Commissions”) which obligations are incurred pursuant to the brokerage agreements set forth on Exhibit C-1 shall be assumed and paid by the Distributees. Highwoods shall be responsible for all leasing commissions due prior to the Closing Date. In addition Highwoods shall indemnify, defend and hold the Distributees harmless from and against any liability for commissions due pursuant to any agreement not set forth on Exhibit C-1.

(ix) Tenant Improvements. All obligations to pay the cost of any tenant improvement work owed or to be owed in connection with new leases of the Building executed after the date hereof or the result of the renewal of the Lease, the extension of the term of the Lease, the expansion of the premises demised by the Lease to space within the Building or the exercise of an option to lease additional space in the Building set forth in the Lease occurring after the date hereof, which costs shall include, but not be limited to, all sums expended by Highwoods for such tenant improvement work (including all overhead costs incurred by Highwoods or its affiliates in connection with the performance of the work related to such tenant improvements not to exceed five percent (5%) of the cost of such tenant improvements) and a profit not to exceed ten percent (10%) of the cost of such tenant improvements shall be assumed and paid by the Distributees on the Closing Date by reimbursing Highwoods for the costs of such tenant improvements previously paid by Highwoods in connection with new leases, renewals, extensions, relocations, expansions, or the exercise of an option to lease additional space in the Building occurring after the date hereof or if the cost of such tenant improvements are not yet due and payable by paying the same when they otherwise become due without an adjustment to the value of the capital interest of the Distributees in Highwoods to be reduced as a result of this transaction. Notwithstanding the foregoing, to the extent any portion of the term of a Lease, and renewals, extensions, expansions and relocations for which any tenant improvement work occurs prior to the Closing Date, the amount of the value of the capital interest of the Distributees in Highwoods to be reduced as a result of this transaction will be reduced by a pro rata share of such tenant improvement work based upon the percentage of such term (exclusive of any renewal options) which occurs prior the Closing Date. If any tenant improvement work is in process on the Closing Date, Highwoods shall be responsible for completing the construction thereof, provided, the Distributees shall be responsible for the costs thereof as set forth above.

(x) Equitable Adjustments. In the event that any of the prorations or adjustments described in this Section 7(e) are based upon estimated or erroneous information, then the parties shall make between themselves any equitable adjustment required by reason of any difference between such estimated or erroneous amounts and the actual amounts of such sums.

8. DEFAULT AND REMEDIES.

(a) In the event Highwoods defaults or fails to perform any of the conditions or obligations of Highwoods under this Agreement, then the Distributees shall have a right to terminate this Agreement and receive a refund of the Binder Deposit and pursue an action for reimbursement of expenses, fees and costs incurred by the Distributees and G-T Gateway relating to this Agreement or their due diligence on the Property, provided such fees and costs shall not exceed Fifty Thousand and No/100 Dollars ($50,000), plus the amount of any fees forfeited by G-T Gateway to its lender as the result of the failure of such Closing because of Highwoods default, and will be substantiated by legitimate invoices therefor, or, in the alternative, compel Highwoods’ performance of its obligations hereunder by bringing an action for specific performance or, if specific performance is not available to the Distributees, as a result of the acts or omissions of Highwoods, the Distributees may pursue any other legal remedy available to the Distributees under the laws of the State of North Carolina, including an action for reimbursement of expenses, fees and costs incurred by the Distributees relating to this Agreement or the Property.

(b) In the event the Distributees default or fail to perform any of the covenants or conditions of the Distributees under this Agreement, Highwoods may terminate this agreement and the Escrow Agent shall pay the Binder Deposit to Highwoods, and such payment shall constitute Highwoods’ liquidated damages as a result of the Distributees’ default or failure to perform, as Highwoods’ actual damages shall be difficult, if not impossible, to ascertain, and after such payment the Distributees shall have no further obligations hereunder, except for the Distributees’ Continuing Indemnification Obligations.

9. OTHER PROVISIONS.

(a) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

(b) Entire Agreement. This Agreement and the Exhibits attached hereto constitute and contain the entire agreement between the parties, and supersede all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

(c) Construction. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

(d) Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.

(e) Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(f) Waiver of Covenants, Conditions and Remedies. The waiver by one party of the performance of any covenant, condition or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

(g) Exhibits. All exhibits to which reference is made in this Agreement are deemed incorporated into this Agreement and made a part hereof, whether or not actually attached.

(h) Amendment. This Agreement may be amended at any time by the written agreement of the Distributees and Highwoods. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto.

(i) Relationship of Parties. The parties agree that their relationship is that of buyer and seller, and that nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

(j) Assignment. Except as set forth below, the Distributees may not assign their rights, obligations and liabilities hereunder to a third party without Highwoods’ prior written consent, which shall not be unreasonably withheld. Notwithstanding the above, the Distributees may assign this Agreement at Closing (but only if the transaction contemplated hereby closes) without the requirement of Highwoods’ consent to a corporation, limited liability company, or partnership in which the Distributees own more than 50% of the equity interest thereof. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties to this Agreement.

(k) Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonable necessary to carry out the provisions of this Agreement. The provisions of this Section 9(k) of this Agreement shall survive Closing and shall not be merged upon the delivery and acceptance of the Deed for the Land.

(l) No Recording; Actions to Clear Title. Neither Highwoods nor the Distributees may record this Agreement or a memorandum of this Agreement without the consent of the other party which shall not be unreasonably withheld or delayed. If the Distributees fail to complete this transaction, or otherwise terminates or permits this Agreement to expire for any reason, then the Distributees shall, at no cost to Highwoods, promptly execute, acknowledge and deliver to Highwoods, all within three (3) days after written request from Highwoods, a quitclaim deed, in recordable form, in favor of Highwoods and any other documents requested by Highwoods to remove the cloud on title to the Property that may exist as the result of the existence of this Agreement.

(m) Broker Commissions. Each party warrants to the other that no person, firm or individual is entitled to or has a claim for a commission or fee arising out of this transaction except that Highwoods is obligated to pay a commission to Triad Commercial Properties, and CB Richard Ellis, both of which represent Highwoods in this transaction. The Distributees have no responsibility for the payment of this real estate commission to Triad Commercial Properties and CB Richard Ellis. Highwoods shall and does hereby indemnify and hold harmless the Distributees from and against any claim for any consulting fee, finder’s fee, commission, or like compensation, including reasonable attorney’s fees in defense thereof, payable in connection with any transaction contemplated hereby and asserted by any party arising out of any act or agreement by Highwoods. The Distributees do hereby indemnify and hold harmless Highwoods from and against any claim for any consulting fee, finder’s fee, commission or the like, including reasonable attorneys’ fees in the defense thereof, payable in connection with any claim by any person or firm asserted by any party arising out of any act or agreement by the Distributees.

(n) Notices. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, overnight courier service, certified mail, return receipt requested, or by telecopy followed by next day delivery of a hard copy to the address set forth below for the respective parties. All notices and demands so given shall be effective upon the delivery or sending of the same to the party to whom notice or a demand is given, if personally delivered or sent by telecopy, on the next business day if sent by overnight courier and within three (3) business days or upon receipt, whichever is earlier, if sent by certified mail, return receipt requested.

DISTRIBUTEES:	Mr. John L. Turner, Sr., President
G-T Gateway, LLC
1325 Ivy Avenue
Winston-Salem, NC 27105
Telephone: 336-725-9970
Facsimile: 336-777-8904

And

Mr. Robert Goldman
1801 Century Park West, 6th Floor
Los Angeles, CA 90067
Telephone: 310-777-0334
Facsimile: 310-777-8799

With copy to:	Thomas T. Crumpler, Esquire
Allman Spry Leggett & Crumpler, P.A.
380 Knollwood Street, Suite 700
Winston-Salem, NC 27103-4152
Telephone: 336-722-2300
Facsimile: 336-721-0414

HIGHWOODS:	Highwoods Realty Limited Partnership.
Attn: Mack D. Pridgen, III, Esquire
3100 Smoketree Court, Suite 600
Raleigh, NC 27604-4924
Telephone: 919-875-6694
Facsimile: 919-876-6929

With copy to:	Samuel T. Oliver, Esquire
Manning Fulton & Skinner
BB&T Plaza
3605 Glenwood Avenue
Raleigh, NC 27612
Telephone: 919/787-8880
Facsimile: 919/781-0811

(o) Press Releases. Highwoods and the Distributees agree that they will not make any public statement, including without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby without first allowing the other party an opportunity to review such statement and render an approval thereof, which approval shall not be unreasonably withheld or delayed by either party. It is the intention of this subparagraph that Highwoods and the Distributees must agree as to the timing and content of any information contained in any public statement or press release regarding the transaction contemplated hereby. The parties agree to exercise reasonableness when asked to consent to the content of any such press release or other public statement regarding this transaction.

(p) Definition of Agreement Date. As used in this Agreement, Agreement Date shall be deemed to refer to the date a fully executed original of this Agreement is delivered to each party hereto, and the Agreement Date shall be inserted as the date of this Agreement in the introductory paragraph of this Agreement.

(q) Survival of the Agreement. The promises, terms, conditions, representations, warranties and provisions set forth in this Agreement shall survive the Closing of the transaction and the delivery and recording of the deed and any other instruments for the conveyance of the Property for a period of one (1) year following the Closing, except as otherwise provided in this Agreement and if the deed or any other recorded instruments are or may be construed to be inconsistent with any such provision of this Agreement, then the applicable provision of this Agreement shall control and shall not be deemed to have been merged into such deed or other recorded instruments, unless otherwise expressly provided in any such instruments.

IN WITNESS WHEREOF, the parties hereto have caused the signature pages to this Agreement to be duly executed by their hands and under seal affixed hereto as of the day and year first above written.

[SIGNATURE PAGES ATTACHED]

SIGNATURE PAGE TO AGREEMENT

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP,

JOHN L. TURNER, SR. and ROBERT GOLDMAN,

AND

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.,

as Escrow Agent

Dated as of January 28, 2005

/s/ John L. Turner, Sr.
John L. Turner, Sr.

SIGNATURE PAGE TO AGREEMENT

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP,

JOHN L. TURNER, SR. and ROBERT GOLDMAN,

AND

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.,

as Escrow Agent

Dated as of January 28, 2005

/s/ Robert Goldman
Robert Goldman.

SIGNATURE PAGE TO AGREEMENT

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP,

JOHN L. TURNER, SR. and ROBERT GOLDMAN,

AND

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.,

as Escrow Agent

Dated as of January 28, 2005

HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:	/s/ Mack D. Pridgen III
Name:	Mack D. Pridgen, III
Title:	Vice President

SIGNATURE PAGE TO AGREEMENT

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP,

JOHN L. TURNER, SR. and ROBERT GOLDMAN,

AND

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.,

as Escrow Agent

Dated as of January 28, 2005

The undersigned, Escrow Agent herein, executes this Agreement for the purpose of agreeing to the provisions set forth in this Agreement relating to Escrow Agent and the Binder Deposit.

“ESCROW AGENT”	Allman Spry Leggett & Crumpler, P.A.

	By:	/s/ Thomas T. Crumpler
	Name:	Thomas T. Crumpler

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